LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement"), is executed as of June 12, 2006, by and among Momentum Biofuels, Inc., a Texas corporation (the "Company"), and The Elevation Fund, LLC, a Delaware limited liability company (the "Lender").

         WHEREAS, the Company is preparing to conduct a private placement offering (the "Private Placement") simultaneously with a reverse triangular merger (the "Merger") with and into a wholly-owned subsidiary of a publicly traded company (the "Public Company Parent") whereby the Company will survive such Merger;

         WHEREAS, in order to fund the Company's operations until such Offering and Merger are completed, the Company wishes to borrow up to $500,000 from the Lender as a short term bridge loan; and

         WHEREAS, the Lender is willing to provide such financing on terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     1.1 Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:

         "Additional Loan Closing Date" shall mean the date upon which the Additional Loan is made to the Company.

         "Business Day" shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.

         "Excluded Securities" shall mean (i) securities issued in connection with the Private Placement; (ii) securities issued upon conversion of any securities outstanding on the closing date of the Merger; (iii) securities issued pursuant to the acquisition of another business or business segment of any such entity by the Public Company Parent by merger, purchase of substantially all the assets or other reorganization whereby the Public Company Parent will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) securities issued to employees, consultants, officers, directors or advisors of the Public Company Parent pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors of the Public Company Parent; (v) securities issued in connection with obtaining lease financing, whether issued to a lender, lessor, guarantor or other person and approved by the Board of Directors of the Public Company Parent; (vi) securities issued to leasing companies, landlords and other providers of goods and services to the Company and approved by the Board of Directors; (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Public Company Parent; (viii) securities issued in connection with strategic transactions involving the Public Company Parent and other entities, including
(A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology license, transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, have been approved by the Board of Directors of the Public Company Parent; and (ix) any right, option or warrant to acquire any security convertible into the securities pursuant to subsections (i) through (viii) above.

         "Initial Loan Closing Date" shall mean the date upon which the Initial Loan is made to the Company.

         "Interest Rate" shall mean the highest prime rate of interest per annum published in the Money Rate Table of the Western Edition of The Wall Street
Journal, as adjusted on a daily basis, plus five percent (5%) per annum, compounded annually.

                                   ARTICLE 2
                                    THE LOAN

     2.1 Initial Loan. According to the terms and subject to the conditions of this Agreement, the Lender shall make a two-installment loan to the Company on the Initial Loan Closing Date in the amount of $250,000 (the "Initial Loan"), any may advance an additional Loan, at the Lender's option and accordance with the terms set forth in Section 2.2, in the amount of $250,000 (the "Additional Loan") (the Initial Loan and the Additional Loan, if any, shall be referred to collectively as the "Loan"). The Initial Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit A ("Note"), duly executed on behalf of the Company and dated as of the Initial Loan Closing Date.

     2.2 Additional Loan. Provided there is no Event of Default under this Agreement, the Company may notify the Lender in writing at any time after 30 days from the Initial Loan Closing Date that the Company wishes to borrow the Additional Loan. The Lender shall have the sole option of making the Additional Loan. The Additional Loan shall be evidenced by a Note, duly executed on behalf of the Company and dated as of the Additional Loan Closing Date.

     2.3 Interest. The Loan shall bear interest ("Interest") from the date of payment by the Lender until the Maturity Date at the Interest Rate (calculated on the basis of the actual number of days elapsed over a year of 360 days). Interest is payable by the Company on a monthly basis in arrears on the first Business Day of the month. Notwithstanding anything to the contrary, in no event shall the Interest Rate be less than 10.75% per annum, nor shall the Interest Rate be adjusted to exceed the maximum amount permitted by applicable law.

     2.4 Prepayment of the Loan. The Company may from time to time prepay all or any portion of the Loan without premium or penalty of any type. The Company shall give the Lender at least three Business Day prior written notice of its intention to prepay the Loan, specifying the date of payment and the total amount of the Loan to be paid on such date.

     2.5 Maturity Date. Unless the Loan is earlier accelerated pursuant to the terms hereof, the Loan and all accrued Interest thereon shall be due and payable in full on the earlier of (a) the date that is 90 days following the Initial Loan Closing Date or (b) the closing date of the Merger. In the event that the Merger is not consummated within 90 days after the Initial Loan Closing Date, the Lender may, at the Lender's option, extend the Maturity Date on such terms and conditions as determined by the Lender in its sole discretion.

     2.6 Fees. The Company shall pay a fee (the "Origination Fee") to the Lender on the Closing Date in the amount of $10,000. Such amount shall be fully earned by the Lender when paid, and shall not be refundable to the Company under any circumstances.

                                   ARTICLE 3
                        CONDITIONS PRECEDENT TO THE LOAN

     3.1 Conditions on the Initial Loan Closing Date. The obligation of the Lender to make the Initial Loan pursuant to Section 2.1 shall be subject to the satisfaction, on or before the Initial Loan Closing Date, of the conditions set forth in this Section. If the conditions set forth in this Section are not met on or prior to the Initial Loan Closing Date, the Lender shall have no obligation to make the Initial Loan.

     (a) The Company shall have duly executed and delivered to the Lender the Note representing the Initial Loan.

     (b) The Company shall have duly authorized, executed, and delivered to the Lender a security agreement in the form attached hereto as Exhibit B (the "Security Agreement") to secure the repayment of the Loan and granting the Lender a continuing security interest in all presently existing and hereafter acquired assets and property of the Company of whatever nature and wherever located (except for any such assets for which, by the terms of any agreement in existence on the date hereof, does not permit the granting of a security interest, in which case the Company shall grant to the Lender in the Security Agreement a security interest in all proceeds received by the Company generated by such assets), which such Security Interest shall be senior to all other security interests or encumbrances against the assets and property of the Company, with the exception of the Consignment Agreement between the Company and Itochu International, Inc.

     (c) The Company shall have delivered to the Lender a duly executed opinion of counsel to the Company in form and substance reasonably acceptable to the Lender.

     (d) The Lender shall have received on or before the Initial Loan Closing Date an Officer's Certificate in the form attached hereto as Exhibit C, dated as of the Initial Loan Closing Date.

     3.2 Conditions on the Additional Loan Closing Date. The obligation of the Lender to make the Additional Loan pursuant to Section 2.2 shall be subject to the satisfaction, on or before the date on which such Loan is made, of the conditions set forth in this Section. If the conditions set forth in this Section are not met on or prior to such date, the Lender shall have no obligation to make the Additional Loan.

     (a) The Company shall have duly executed and delivered to the Lender the Note representing the Additional Loan.

     (b) The Company shall have delivered to the Lender a duly executed opinion of counsel to the Company in form and substance reasonably acceptable to the Lender.

     (c) The Lender shall have received on or before the Additional Loan Closing Date an Officer's Certificate in the form attached hereto as Exhibit C, dated as of the Additional Loan Closing Date.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     4.1 Due Incorporation and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business of the Company.

     4.2 Due Authorization. The Company has full right, power and authority to enter into this Agreement, to make the borrowings hereunder and execute and deliver the Note as provided herein and to perform all of its duties and obligations under this Agreement and the Note. The execution and delivery of this Agreement will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or the Company's bylaws or certificate of incorporation. All necessary and appropriate corporate action on the part of the Company has been taken to authorize the execution and delivery of this Agreement. Within five days of the execution of this Agreement, the Company will deliver to the Lender a copy of the minutes of the meeting of the Company's Board of Directors authorizing the Company to enter into this Agreement, to make the borrowings as provided herein, and to perform all of its duties and obligations under this Agreement.

     4.3 Enforceability. This Agreement has been validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' right and to the availability of the remedy of specific performance.

     4.4 Capitalization. All of the Company's authorized and outstanding equity securities (including securities convertible into equity securities) are identified on Schedule A attached hereto. Other than as set forth on Schedule A, there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of the Company.

     4.5 Subsidiaries. The Company owns no securities of any other entity, and, except as set forth in this Section 4.5, there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of any other entity.

     4.6 Compliance with Laws. The nature and transaction of the Company's business and operations and the use of its properties and assets do not, and during the term of this Agreement shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

     4.7 Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject, and, except as set forth in the Security Agreement, will not result in the creation of any lien upon any of the assets of the Company.

     4.8 Litigation and Taxes. There is no litigation or governmental proceeding pending, or to the best knowledge of the Company after due inquiry, threatened, against the Company. The Company has duly filed all applicable income or other tax returns and has paid all material income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of the Company after due inquiry, threatened in respect of any tax returns of the Company.

     4.9 No Omissions or Misstatements. None of the information included in this Agreement, other documents or information furnished or to be furnished by the Company, or any of its representations, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact. Copies of all documents referred to in herein have been delivered or made available to the Lender and constitute true and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

                                   ARTICLE 5
                                    COVENANTS

     5.1 Negative Covenants of the Company. The Company covenants and agrees that, from the Initial Loan Closing Date until the Maturity Date (and, in any event, during such time as any portion of the Loan or any Interest thereon is outstanding), without the consent of the Lender, the Company will not:

     (a) create, incur, assume or suffer to exist any indebtedness that is in any way senior or superior to this Agreement or the indebtedness represented hereby;

     (b) except for the Merger, merge or consolidate with or into any other corporation or sell or otherwise convey 25% or more of its assets;

     (c) in a single transaction or series of related transactions, effect a significant acquisition of any business or entity (for purposes hereof, a "significant" acquisition shall be determined in accordance with Instructions 2, 3 and 4 or Item 2 of Form 8-K of the Securities and Exchange Commission);

     (d) engage in any business other than the business conducted by the Company on the Initial Loan Closing Date;

     (e) declare, set aside or pay any dividend or other distribution on any of its capital stock;

     (f) engage in any transaction with any Affiliate (as such term is defined in Rule 501(b) of the Securities Act of 1933, as amended) on terms less favorable to the Company than could be obtained from an unrelated party; or

     (g) amend its Certificate of Incorporation or Bylaws in any manner that adversely affects the rights associated with this Agreement, the Common Stock or the Warrant.

                  The Company will give notice to the Lender of any default under any provisions of this Agreement within three business days after the discovery by the Company of such default.

     5.2 Affirmative Covenants of the Company. The Company covenants and agrees that, from the Initial Loan Closing Date until the Maturity Date (and, in any event, during such time as any portion of the Loan or any Interest thereon is outstanding), the Company shall:

     (a) operate its business only in the ordinary course and maintain its properties and assets in good repair, working order and condition;

     (b) cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

     (c) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect on its business, properties or prospects;

     (d) deliver to the Lender within 10 days after the end of each fiscal month and within 30 days of the end of each fiscal quarter, unaudited consolidated financial statements (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) all in reasonable detail, fairly presenting the financial position and the results of operations of the Company as of the end of and through such periods, prepared in accordance with generally accepted accounting principles, consistently applied in the United States and consistent with past practice;

     (e) deliver to the Lender the Company's audited annual financial statements and the Company's annual budget, and allow the Lender reasonable access during normal business hours to visit the Company and inspect the financial records of the Company; and

     (f) provide the Lender with at least 10 days' written notice of any meeting of the Board of Directors of the Company and permit the Lender to designate an individual to attend such meeting, including any adjournment thereof, as an observer. In addition, the Lender's designee shall receive all written material disseminated to the Board of Directors in advance, during or following any meeting, whether or not the designee was in attendance. The Lender's designee shall receive the same compensation as is paid to the members of the Board of Directors in connection with such designee's attendance of meetings of the Board of Directors.

                                   ARTICLE 6
                                     DEFAULT

     6.1 Events of Default. The occurrence of any of the following events (each an "Event of Default"), not cured in the applicable cure period, if any, shall constitute and Event of Default of the Company:

     (a) a breach of any representation, warranty, covenant or other provision of this Agreement, the Note, or the Security Agreement, which, if capable of being cured, is not cured within three days following notice thereof to the Company;

     (b) the failure to make when due any payment described in this Agreement or the Note, whether on or after the Maturity Date, by acceleration or otherwise; and

     (c) (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent.

     6.2 Effect of Default. Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Lender may elect, by written notice delivered to the Company, to take any or all of the following actions:
(i) declare this Agreement terminated and the outstanding amounts under the Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Note to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default. In addition, during the occurrence of any Event of Default, the Company shall not pay make any payment on any other outstanding indebtedness of the Company (other than indebtedness of the Company to which the Lender has agreed in writing to subordinate this Agreement and the Note hereunder).

                                   ARTICLE 7
                                     WARRANT

         7.1 Issuance of Warrant. On the closing date of the Merger, the Company shall cause the Public Company Parent, by including a condition to the closing of the Merger in the merger agreement, to issue to the Lender a Common Stock Purchase Warrant (the "Warrant") in the form attached hereto as Exhibit D. The Warrant shall be immediately convertible into common stock of the Public Company Parent on a five-to-one basis proportionate to the Loan amount (e.g., if the Loan amount is $500,000, the Lender shall receive a Warrant to purchase 100,000 shares of common stock) and the exercise price of the Warrant shall be equal to a 0% discount from the price per share of the securities sold in the Private Placement (e.g., if the price of securities sold in the Private Placement is $1.25 per share, the exercise price of the Warrant shall be $1.25 per share).

         7.2      Registration of Shares Underlying Warrant.
                  -----------------------------------------

                  (a) The Company shall cause the Public Company Parent, by including a covenant in the merger agreement for the Merger covering the obligations under this Section 7.2, to prepare and, as soon as practicable, but in no event later than 120 days following the closing date of the Merger (the "Filing Deadline"), file with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 covering the resale of all the shares underlying the Warrant (the "Registrable Securities"). In the event that Form SB-2 is unavailable for such a registration, the Public Company Parent shall register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of at least a majority of the Registrable Securities and undertake to register the Registrable Securities on Form SB-2 as soon as such form is available, provided that the Public Company Parent shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form SB-2 covering the Registrable Securities has been declared effective by the SEC. The Public Company Parent shall use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which is 270 days following closing date of the Merger (the "Effectiveness Deadline").

                  (b) In the event the registration statement required to be filed with the SEC pursuant to Section 7.2(a) is not filed with the SEC by the Filing Deadline, the Company shall cause the Public Company Parent to issue to the Lender additional warrants ("Additional Warrants") in an amount equal to 10% of the number of Warrants to be issued to the Lender pursuant to Section 7.1 for each 30 day period (or a portion thereof) during which time such registration statement has not been filed with the SEC, which Additional Warrants shall be issued on the first day of each 30 day period commencing on the Filing Deadline. In addition, in the event the registration statement required to be filed with the SEC pursuant to Section 7.2(a) is not declared effective by the SEC by the Effectiveness Deadline, the Company shall cause the Public Company Parent to issue to the Lender Additional Warrants in an amount equal to 10% of the number of Warrants to be issued to the Lender pursuant to Section 7.1 during which time such registration statement has not been declared effective by the SEC, which Additional Warrants shall be issued on the first day of each 30 day period and commencing on the Effectiveness Deadline. The Additional Warrants, if any, will be issued to the Lender pursuant to a common stock purchase warrant in substantially the form as the Warrant, except that the exercise price for such Additional Warrants shall be the price at which securities are sold in the Private Placement.

                  (c) All expenses incident to the filing of the registration statement required by Section 7.1, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Public Company Parent and all independent certified public accountants, underwriters (excluding discounts and commissions) and other professionals retained by the Public Company Parent will be borne by the Public Company Parent. In no event shall the Public Company Parent be obligated to be pay any discounts or commissions with respect to the shares sold by any holder of Registrable Securities. In connection with any registration statement, the Company shall cause the Public Company Parent to reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.

                  (d) In the event of an underwritten registered offering the managing underwriter(s) advise the Public Company Parent in writing that in their opinion the number of Registrable Securities exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering, the Company will cause the Public Company Parent to include in such registration the number of Registrable Securities requested to be included which in the opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. In the event the number of shares available under a registration statement filed pursuant to Section 7.1 is insufficient to cover 100% of the Registrable Securities required to be covered by such registration statement, the Company shall cause the Public Company Parent to amend the registration statement, or file a new registration statement (on the short form available therefor, if applicable), or both, so as to cover 100% of the number of such Registrable Securities as soon as practicable but in any event not later than 45 days after the necessity therefor arises. The Company shall cause the Public Company Parent to use it reasonable best efforts to cause such amendment or new registration statement to become effective as soon as practicable following the filing thereof.

                                   ARTICLE 8
                                  MISCELLANEOUS

     8.1 Successors and Assigns. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. This Agreement may be assigned solely by the Lender.

     8.2 Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.

     8.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:


                  if to the Company, to:
                  ---------------------

                  Momentum Biofuels, Inc.
                  3027 Marina Bay Dr.
                  Suite 105
                  League City, TX 77573
                  Attn:    Charles T. Phillips
                  Fax:     (281) 535-1346

                  with a copy to:
                  --------------

                  Michael A. Littman Attorney at Law
                  7609 Ralston Road
                  Arvada, CO  80002
                  Attn:    Mike Littman
                  Fax:     (303) 431-1567

                  if to the Lender, to:
                  --------------------

                  The Elevation Fund, LLC
                  8400 East Prentice Avenue
                  Penthouse, Suite 1500
                  Greenwood Village, CO 80111
                  Attn:    Lance J. Baller
                  Fax:     (303) 265-9382
                  with a copy to:
                  --------------

                  Brownstein Hyatt & Farber, P.C.
                  410 Seventeenth Street, 22nd Floor
                  Denver, CO  80202
                  Attn:  Adam J. Agron
                  Fax No.:  (303) 223-1111

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

     8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     8.5 Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and the Lender.

     8.6 Remedies. No delay or omission by the Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Lender and the undersigned or any other person shall be deemed a waiver by the Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Lender or the exercise of any other right, remedy, power or privilege by the Lender. The rights and remedies of the Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.

     8.7 Expenses. The Company shall pay all costs and expenses incurred by the Lender in connection with the negotiation and preparation of the documents contemplated by this Agreement (including reasonable attorneys' fees); provided, however, that the Company's shall not be required to reimburse the Lender for any amount in excess of $1,000 in the aggregate.

     8.8 Right of Participation. For a period of three years following the date hereof, the Company shall cause the Public Company Parent, by including a covenant in the merger agreement for the Merger, to provide the Lender with a first right to purchase up to 50% of any equity or equity linked securities (including derivative and convertible securities) to be issued by the Public Company Parent on the same terms as such securities are offered to all other parties (related or otherwise) during such three year period. This right of participation shall not apply to any Excluded Securities.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name on the date first set forth above.


                                         MOMENTUM BIOFUELS, INC.



                                         By:      ________________________
                                                  Charles T. Phillips
                                                  Chief Executive Officer



                                                  THE ELEVATION FUND, LLC


                                         By:      ________________________
                                                  Lance J. Baller
                                                  Fund Manager

                                   SCHEDULE A
                                 CAPITALIZATION

                                    EXHIBIT A
                                 PROMISSORY NOTE



         See attached.

                                    EXHIBIT B
                               SECURITY AGREEMENT



         See attached.

                                    EXHIBIT C
                              OFFICER'S CERTIFCATE



         See attached.

                                    EXHIBIT D
                          COMMON STOCK PURCHASE WARRANT



         See attached.